Exhibit 10.1

                               PURCHASE AGREEMENT

BY THIS PURCHASE AGREEMENT effective as of the 19th day of April, 2013 (the "Effective Date"),

BY AND BETWEEN
                  Monfort Ventures Ltd.,
                  60 Market Square
                  Belize City, Belize,
                  ("Vendor")

AND

                  Nevada Tungsten Holdings Ltd., with a resident agent address at 1000 East William Street, Suite 204, Carson City, Nevada 89701 ("Nevada Tungsten")

WHEREAS Vendor, in consideration of the agreements set forth herein, has granted certain rights to Nevada Tungsten under the following terms and conditions:

1. DEFINITIONS

a. DEFINITIONS - The words and phrases used in this Agreement shall have the following meanings:

     (1) The "Property" shall include those certain unpatented placer mining claims situated in Custer County, Idaho, more particularly described in Exhibit A attached hereto.

     (2) "Shares" means fully paid and non-assessable common shares in the capital of Tungsten Corp., the parent company of Nevada Tungsten, issued pursuant to exemptions from registration and prospectus requirements contained in the United States Securities Act of 1933 and the rules and regulations promulgated thereunder, which Shares shall contain such restrictive legends regarding applicable hold periods as required by such securities laws.

b. TRANSFER OF TITLE - Upon Nevada Tungsten's completion of its obligations under subsection (a) of Section 2, Vendor shall transfer title of the Property to Nevada Tungsten.

2. CONSIDERATION TO VENDOR

a. STOCK TRANSFER - As consideration, the Purchase Price shall be the issuance of 3,000,000 Shares, subject to such conditions as may be imposed by the rules and regulations of the United States Securities and Exchange Commission.
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b. CONDITIONS FOR TRANSFER OF TITLE AND SUBSEQUENT LIMITATIONS - At such time as the Nevada  Tungsten has completed the stock  transfers  specified in subsection
(a) of this Section 2, the Property shall be transferred to Nevada Tungsten by Quitclaim Deed.

3. OBLIGATIONS OF NEVADA TUNGSTEN

a. INDEMNITY - Nevada Tungsten shall indemnify Vendor against and hold Vendor harmless from any suit, claim, judgment or demand whatsoever arising out of negligence on the part of Nevada Tungsten in the exercise of any of its rights pursuant to this Agreement, provided that if Vendor or any person or instrumentality acting on Vendor's behalf shall have been a contributing cause to the event giving rise to such suit, claim, demand or judgment, Nevada Tungsten's obligation to indemnify Vendor shall not exceed Nevada Tungsten's liability under the laws applicable to the event giving rise to such suit, claim, demand or judgment. Likewise, Vendor shall similarly indemnify Nevada Tungstenfrom claims arising out of its negligence in the conduct of its activities prior to the transfer of title.

b. PAYMENT OF TAXES - Nevada Tungsten shall pay all taxes levied against the Property and any improvements on the Property. Nevada Tungsten shall have the right to contest, in the courts or otherwise, the validity or amount of any taxes or assessments, before it shall be required to pay the same.

4. TITLE MATTERS

a. REPRESENTATIONS AND WARRANTIES RELATED TO THE PROPERTY - Vendor represents and warrants to Nevada Tungsten that: (1) the unpatented mining claims constituting the Property have been located and appropriate record made thereof in compliance with the laws of the United States and the laws of the State of Idaho, (2) the claim maintenance fees have been paid for the year beginning on September 1 prior to the effective date of this Agreement and appropriate record made thereof; (3) there is no claim of adverse mineral rights affecting the Property, (4) subject to the paramount interest of the United States, Vendor controls the full undivided possessory title to the Property, (5) Vendor's
possessory   right  to  the  Property  is  free  and  clear  of  all  liens  and encumbrances.

b. JOINT REPRESENTATIONS - Nevada Tungsten and Vendor jointly represent and warrant that each company: (1) have the full right, power and capacity to enter into this Agreement upon the terms set forth herein, (2) is incorporated, organized and in good standing under the laws of the state of its incorporation and is qualified to do business and is in good standing in their respective States; (3) has obtained all necessary corporate and shareholder approvals and no further action on the part of its directors or shareholders is necessary or desirable to make this Agreement valid and binding; and (4) neither the execution and delivery of this Agreement nor any of the agreement referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with any agreement to which it is a party and by which it is currently bound.
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c. TITLE DOCUMENTS;  DATA - Upon written request of Nevada Tungsten at any time,
Vendor shall promptly deliver to Nevada Tungsten copies of all title documents affecting the Property that Vendor has in its possession. If Vendor is in possession or knows the whereabouts of technical data concerning the mineral estate of the Property, Vendor shall, at Nevada Tungsten's expense, furnish copies of such materials to Nevada Tungsten or notify Nevada Tungsten of the location of such information.

d. TITLE DEFECTS, DEFENSE AND PROTECTION - Nevada Tungsten has, during its initial due diligence examination of the Property prior to the Effective Date, examined and approved Vendor's title to the Property. If title to any of the Property is contested or questioned by any person, entity or governmental agency Vendor and Nevada Tungsten shall undertake such actions as may be required to perfect, defend or initiate litigation to protect such title.

e. CHANGE OF LAW - If the law of the United States concerning acquisition of mineral rights on federally managed lands is repealed, amended, or new legislation is enacted, Nevada Tungsten shall have the right, at its expense, to take whatever action it deems appropriate to preserve a right to explore for, develop, and mine minerals from the Property. If Nevada Tungsten elects to take any action under the terms of this subsection, it shall first notify Vendor in writing setting forth the nature of the proposed action and an explanation thereof. Vendor agrees to cooperate with Nevada Tungsten and execute whatever documents are deemed necessary by Nevada Tungsten to accomplish such action. Nothing in this subsection shall impose any obligation upon Nevada Tungsten to take any action, or diminish the right of Vendor to take action it deems appropriate; provided, however, that if Vendor chooses to take any action, it will first inform Nevada Tungsten of the nature of such contemplated action.

5. ROYALTY

a. Upon commencement of "Commercial Production" the Property will be subject to a Net Smelter Returns (NSR) royalty of 3.00% as further defined on Exhibit B attached hereto. "Commercial Production" means the operation of the Property or any portion thereof as a producing mine and the production of minerals products therefrom (excluding bulk sampling, pilot plant, initial tune-up or test operations).

b. At anytime after the execution of this Agreement, Nevada Tungsten can acquire one percent (1.00%) of the NSR royalty from Vendor for $500,000. Thereafter, Nevada Tungsten can acquire another one percent (1.00%) of the NSR royalty from Vendor $1,000,000.

6. SHARE MATTERS

Vendor represents and warrants to Nevada Tungsten that it is an "accredited" investor as that term is defined in Rule 501 of Regulation D promulgated under
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the United States  Securities  Act of 1933,  as amended,  and  acknowledges  and agrees that the Shares will be issued in accordance with all applicable securities laws and will be subject to hold periods and restrictions on resale in accordance with applicable securities laws and it is Vendor's responsibility to determine what those hold periods and restrictions are before selling or otherwise transferring any Shares.

7. NOTICES

Any notice or communication required or permitted hereunder shall be effective when personally delivered or deposited, postage prepaid, certified or registered, in the United States mail to the addresses specified above. Either party may, by notice to the other given as aforesaid, change its mailing address for future notices.

8. CONFIDENTIALITY

Each of the parties agrees that all information obtained under the terms of this Agreement will not be publicly disclosed or used other than for the activities contemplated hereunder except as required by law or by the rules and regulations of any regulatory authority or stock exchange having jurisdiction or with prior written consent of the other party, such consent not to be unreasonably withheld.

9. MEMORANDUM

The parties to this Agreement agree to execute and record a Memorandum of this Agreement in a form sufficient to constitute record notice to third parties of the rights granted hereunder, which may be recorded in the official records of Lincoln County, Nevada.

10. CONSTRUCTION

a. GOVERNING LAW - This Agreement shall be construed by the internal laws but not the laws of conflict of the State of Nevada.

b. ENTIRE AGREEMENT - All of the agreements and understandings of the parties with reference to the Property are embodied in this Agreement, and this Agreement supersedes all prior agreements or understandings between the parties.

c. NO IMPLIED COVENANTS - It is expressly agreed that no implied covenant or condition whatsoever shall be read into this Agreement relating to any time frame as the measure of diligence for any operations of Nevada Tungsten hereunder.

11. FURTHER ASSURANCES

The parties agree to perform all acts and execute all documents that may be necessary to carry out the spirit and intent of this Agreement.
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SIGNED, effective as of the date recited above.

Nevada Tungsten Holdings Ltd.


Per:
     --------------------------------------------
     Authorized Signatory

Vendor


Per:
     --------------------------------------------
     Authorized Signatory
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                                    EXHIBIT A
                            (THE "PROPERTY" DEFINED)



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                                    EXHIBIT B

                        DEFINITION OF NET SMELTER RETURNS


1. For the purposes of this Agreement, the term "Net Smelter Returns" shall mean the net proceeds actually paid to Nevada Tungsten from the sale by Nevada Tungsten of minerals mined and removed from the Property, after deduction of the following:

(a) smelting costs, treatment charges and penalties including, but not being limited to, metal losses, penalties for impurities and charges for refining, selling and handling by the smelter, refinery or other purchaser; provided, however, in the case of leaching operations or other solution mining or beneficiation techniques, where the metal being treated is precipitated or otherwise directly derived from such leach solution, all processing and recovery costs incurred by Nevada Tungsten, beyond the point at which the metal being treated is in solution, shall be considered as treatment charges;

(b) costs of handling, transporting and insuring ores, minerals and other materials or concentrates from the Property or from a concentrator, whether situated on or off the Property, to a smelter, refinery or other place of treatment; and

(c) ad valorem taxes and taxes based upon production, but not income taxes.

2. In the event Nevada Tungsten commingles minerals from the Property with minerals from other properties, Nevada Tungsten shall establish procedures, in accordance with sound mining and metallurgical techniques, for determining the proportional amount of the total recoverable metal content in the commingled minerals attributable to the input from each of the properties by calculating the same on a metallurgical basis, in accordance with sampling schedules and mining efficiency experience, so that production royalties applicable to minerals produced from the Property may reasonably be determined